U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: July 8, 2003



                                  TEN STIX INC.
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                    COLORADO
              (State or other Jurisdiction as Specified in Charter)



        00-32323                                         84-1351184
(Commission file number)                    (I.R.S. Employer Identification No.)



                              3101 Riverside Drive
                          Idaho Springs, Colorado 80452
                    (Address of Principal Executive Offices)

                                 (303) 567-0163
                           (Issuer's telephone number)

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Items 1 through 3, 5, 6 and 8 not applicable.

Item 4. Changes in Registrant's Certifying Accountant

     On July 1, 2003, AJ. Robbins, P.C., Certified Public Accountants ("AJ Robbins"), the principal independent accountant of Ten Stix Inc., a Colorado corporation (the "Company") resigned as the principal independent accountant. AJ Robbins' resignation resulted from a mutual business decision made by the respective management of AJ Robbins and the Company that it would be in the best interests of the Company to engage the services of an independent accountant, which provides services to development companies. During the Company's most recent fiscal year and any subsequent interim period preceding the resignation of AJ Robbins, there were no disagreements with AJ Robbins which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AJ Robbins, would have caused AJ Robbins to make reference to the subject matter of the disagreements in connection with its reports. The report of AJ Robbins for fiscal year ended December 31, 2002 was a qualified report in that adverse financial conditions identified by the accountants "raise[d] substantial doubt about the Company's ability to continue as a going concern." Further, the report stated that "[t]he financial statements do not include any adjustments that might result from the outcome of this uncertainty." The adverse financial conditions identified by AJ Robbins consisted of recurring losses from operations and a working capital deficiency in the fiscal year covered by the report.

     Except as described in the immediately preceding paragraph, the report of AJ Robbins did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     On July 2, 2003, the board of directors of the Company approved and authorized the engagement of HJ & Associates, L.L.C., 50 South Main Street, Suite 1450, Salt Lake City, Utah 84144 as the principal independent accountant for the Company.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

     Not applicable.

(b) Pro Forma Financial Information

     Not applicable.

(c) Exhibits.

     16. Letters on Change in Certifying Accountant.

                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           TEN STIX INC.


Date:  July 8, 2003                        By: /s/ Thomas E. Sawyer
                                           ------------------------
                                           Thomas E. Sawyer, President/
                                           Chief Executive Officer